Exhibit 99.1

Loop Media, Inc. Announces $2.45 Million Registered Direct Offering and Private Placement

BURBANK, CA – May 31, 2024 – Loop Media, Inc. ("Loop Media" or "our" or the "Company") (NYSE American: LPTV), a leading multichannel streaming CTV platform that provides curated music videos, sports, news, premium entertainment channels and digital signage for businesses, announced today that it has entered into a definitive securities purchase agreement for the purchase and sale of an aggregate of 9,652,174 shares of the Company’s common stock (or common stock equivalents) at a purchase price of $0.15 per share of common stock (or common stock equivalent) in a registered direct offering. The offering is expected to close on or about June 3, 2024 subject to the satisfaction of customary closing conditions.

Additionally, in a concurrent private placement the Company entered into a definitive securities purchase agreement with a certain director of the Company for the purchase and sale of an aggregate of 4,347,826 shares of the Company’s common stock (or common stock equivalents) at a purchase price of $0.2309.

Roth Capital Partners is acting as the exclusive placement agent for the offering.

The Company expects the gross proceeds from the offering to be approximately $2.45 million, before deducting the placement agent’s fees and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the proposed offering for working capital and to fund operations.

A shelf registration statement on Form S-3 (File No. 333-268957) relating to the shares of common stock (and common stock equivalents) to be issued in the offering was previously filed with the Securities and Exchange Commission (the “SEC”) and is currently effective. The offering is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement, relating to the offering that will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting Roth Capital Partners, LLC at 888 San Clemente Drive, Newport Beach CA 92660, by phone at (800) 678-9147 or by email at rothecm@roth.com.

The shares of common stock (or common stock equivalents) offered in the private placement described above were offered under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and have not been registered under the Act, or applicable state securities laws. Accordingly, the shares of common stock (or common stock equivalents) may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws. The Company has agreed to file a registration statement with the SEC registering the resale of the unregistered shares of common stock (or common stock equivalents).

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the shares of common stock (or common stock equivalents), nor will there be any sale of the shares of common stock (or common stock equivalents) in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About Loop Media, Inc.

Loop Media, Inc. ("Loop®") (NYSE American: LPTV) is a leading connected television (CTV) / streaming / digital out-of-home TV and digital signage platform optimized for businesses, providing music videos, news, sports, and entertainment channels through its Loop® TV service. Loop Media is the leading company in the U.S. licensed to stream music videos to businesses through its proprietary Loop® Player.

Loop® TV’s digital video content is streamed to millions of viewers in CTV / streaming / digital out of home locations including bars/restaurants, office buildings, retail businesses, college campuses, airports, among many other venues in the United States, Canada, Australia and New Zealand.

Loop® TV is fueled by one of the largest and most important premium short-form entertainment libraries that includes music videos, movie trailers, branded content, and live performances. Loop Media’s non-music channels cover a wide variety of genres and moods and include movie trailers, sports highlights, lifestyle and travel videos, viral videos, and more. Loop Media’s streaming services generate revenue from programmatic and direct advertising, and subscriptions.

To learn more about Loop Media products and applications, please visit us online at Loop.tv

Follow us on social:

Instagram: @loopforbusiness

X (Twitter): @loopforbusiness

LinkedIn: https://www.linkedin.com/company/loopforbusiness/

Forward-Looking Statements / Safe Harbor Statement and Disclaimer

This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, those relating to the offering, the satisfaction of the closing conditions of the offering, the closing of the offering, the amount and anticipated use of proceeds from the offering, Loop Media's expected performance, ability to compete in the highly competitive markets in which it operates, statements regarding Loop Media's ability to develop talent and attract future talent, the success of strategic actions Loop Media is taking, and the impact of strategic transactions. Forward-looking statements give Loop Media’s current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including "will," "may," "expects," "projects," "anticipates," "plans," "believes," "estimate," "should," and certain of the other foregoing statements may be deemed forward-looking statements. Although Loop Media believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. Loop Media takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by Loop Media. Loop Media's Securities and Exchange Commission filings are available at www.sec.gov.

Loop Media Investor Contact

ir@loop.tv

Loop Media Press Contact

Jon Lindsay Phillips

loop@phillcomm.global